EXHIBIT 10.3
                                                                    ------------

"CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION."

                           DATABASE LICENSE AGREEMENT


     THIS DATABASE LICENSE AGREEMENT (this "Agreement"), dated as of November 27, 2001, is between Hogan Information Services Co., a Delaware corporation ("Licensor"), and LocatePlus.com, Inc., a Delaware corporation ("Licensee").

                                    RECITALS
                                    --------

     A. Licensor has developed and maintains a proprietary public records database (the "Database") which, as of the date hereof, contains the data filing elements (the "Data Elements") listed on Schedule A attached hereto.

     B. Licensee desires to license the Database from Licensor pursuant to the terms and conditions contained herein.

                                    AGREEMENT
                                    ---------

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of License. Subject to the terms and conditions set forth herein, during the Term (as defined below), Licensor hereby grants to Licensee a limited, revocable, non-exclusive, non-transferable and non-sublicenseable license ("License") to use the Database and any information contained therein or derived therefrom for the limited purpose (the "Purpose") set forth in Schedule B attached hereto. Notwithstanding the foregoing, Licensee acknowledges and agrees that Licensor may from time to time remove one or more Data Elements from the Database and Licensor shall have no obligation either to continue to supply any Data Element removed from the Database or to provide a substitute Data Element,

2. Term. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof and expire on November 27, 2002, unless extended in accordance with this Section 2 or earlier terminated in accordance with Sections 3 or 9(b). The Initial Term SHALL AUTOMATICALLY BE RENEWED AND EXTENDED on the same terms and conditions contained herein for successive periods of thirty (30) days (each such successive period a "Renewal Term," and together with the Initial Term, the "Term"), unless the Initial Term or any Renewal Term is earlier terminated pursuant Sections 3 or 9(b) or either Licensor. or Licensee, as the case may be, provides written notice to the other party, at least thirty
(30) days prior to the termination of the 1nitial Term or any Renewal Term, stating its desire to terminate this Agreement, and any such termination shall be effective as of the expiration of the Initial Term or the Renewal Term, as applicable.

3. Termination.

     a. Either party may terminate this Agreement at any time and for any reason upon thirty-(30) days prior written notice to the other party.

     b. Either party may terminate this Agreement immediately upon a breach by the other party of any term, condition or agreement contained in this Agreement unless such breach is cured (but only to the extent such breach is capable of being cured and the breaching party is taking reasonable steps to cure such breach) within fifteen (15) days of receipt of written notice thereof from the non-breaching party.

     c. In the event that (i) legislation, governmental regulations or industry self-regulation prohibits the use of the Database or the information contained therein or derived therefrom for the Purpose or
          (ii) Licensor reasonably believes there is legislative, regulatory, industry or political pressure with respect thereto or this Agreement, Licensor shall have the option, upon written notice to Licensee, to terminate this Agreement without liability to Licensor. Such termination shall be effective as of the effective date of such legislation, regulation, or determination and Licensee shall discontinue using the Database and any information contained therein or derived therefrom as of the effective date of such termination.

4. Fees. In consideration of the License granted hereunder, Licensee shall pay to Licensor a monthly license fee (the "License Fee") described in Schedule C attached hereto. Licensee shall, within thirty (30) days after the end of each calendar month, (i) pay the appropriate License Fee for the subject month and
(ii) provide to Licensor a complete accounting of the total number of (x) Permitted Background Reports (as defined in Schedule B) containing any information contained in or derived from the Database accessed by a customer of Licensee during the subject month and (y) searches of a Permitted Background Report regarding whether an identified individual has filed bankruptcy or has had a tax lien or judgment fled against him/her during the subject month.

5. Delivery and Format. Promptly following execution of this Agreement, Licensor shall deliver to Licensee one copy of the Database on media and in a file layout mutually agreed upon by the parties. During the Term, Licensor shall provide to Licensee a daily feed of data on media and in a file layout mutually agreed upon by the parties.

6. Representations and Warranties.

     a. Licensee represents and warrants to Licensor that: (i) it has the legal right, capacity and authority to enter into this Agreement, (ii) the execution, delivery and performance of this Agreement by Licensee have been duly authorized by all necessary corporate action and (iii) the person signing this Agreement on behalf of Licensee has the full power and authority to bind Licensee.

     b. Licensor represents and warrants to Licensee that: (i) it has the legal right, capacity and authority to enter into this Agreement, (ii) the execution, delivery and performance of this Agreement by Licensor have been duly authorized by all necessary corporate action and (iii) the person signing this Agreement on behalf of Licensor has the full power and authority to bind Licensor.

7. Covenants of Licensee. During the Term, Licensee agrees:

     a. To store the Database and each update thereto in its original form at Licensee's principal place of business as reflected in Section 20, and any other place(s) agreed to in writing by Licensor, and not make or permit to be made any copies of the Database; provided, however, that Licensee may make one copy of the Database solely for back-up purposes; provided further that such back-up copy shall (i) include any proprietary notices and designations required by Licensor in its sole discretion, without modification thereof, (ii) not include any other proprietary notice or designation, and (iii) shall not be given to, or accessible by, any third party;

     b. To maintain accurate and up-to-date records of the number and location of all copies of the Database permitted to be made hereunder and inform Licensor in writing of such location(s);

     c. To use the Database and the information contained therein or derived therefrom in compliance with all federal, state and local laws, rules, regulations and ordinances (including, without limitation, the United States Fair Credit Reporting Act), all applicable privacy and data protection laws, rules and regulations;

     d. To use the Database and the information contained therein or derived therefrom solely for the Purpose;

     e. To ensure that none of the Database, the information contained therein, or derivatives thereof are Transferred in Bulk. For purposes of this Agreement, "Transfer in Bulk " shall mean selling, transferring or otherwise making available more than 5% of the individual records contained in the Database to a third party or any related group of third parties in any 12-month period, whether in a single transaction or a series of related transactions; provided that in calculating such 5%, the total number of records in the Database shall equal the daily average of the total number of records contained in the Database over such 12-month period; and

     f. Not to provide the Database or the information contained therein or derived therefrom to any individual or entity who is in the business of providing public record information, providing data processing services using public record information, hosting an Internet site that displays public record information or similar activities and is in competition with Licensor, as determined by Licensor in its reasonable discretion.


8. Indemnification of Licensor. Licensee shall defend, indemnify and hold harmless Licensor and its affiliates and its and their respective employees, agents, officers and directors, from and against all damages, liabilities and expenses (including all legal costs such as attorneys' fees, court costs and settlement expenses) arising out of, connected with, or resulting in any way from (i) the breach of any representation, warranty, covenant or other provision of this Agreement by Licensee or, where applicable, its customers, or (ii) use or misuse of the Database

(or any part thereof) or any information contained therein or derived therefrom by Licensee or its customers. If any such claim or proceeding arises, Licensor shall provide written notice to Licensee in a timely manner after it receives actual notice of its existence. Licensee shall have the right, at its expense, to employ counsel reasonably acceptable to Licensor to defend the claim, and to compromise, settle or otherwise dispose of the claim; provided, however, that no compromise or settlement of any claim admitting liability of or imposing duties or restrictions upon Licensor may be effected without the prior written consent of Licensor. Licensor will cooperate in any such action by making available to Licensee, at Licensee's expense, books or records reasonably necessary for the defense of the claim or proceeding. If Licensee does not avail itself of the opportunity to defend or otherwise dispose of the claim or proceeding within thirty (30) days after receipt of notice thereof (or such shorter time as may be specified in the notice if the circumstances so dictate), Licensor shall be free to investigate, defend, compromise, settle or otherwise dispose of the claim or proceeding, and incur other costs in connection therewith, for the account and at the expense of Licensee, all as Licensor deems in its best interest.

9. Indemnification of Licensee.

     a. Licensor shall defend, indemnify and hold harmless Licensee and its affiliates and its and their respective employees, agents, officers and directors, from and against all damages, liabilities and expenses (including all reasonable legal costs such as attorneys' fees, court costs and settlement expenses) arising out of, connected with, or resulting from any allegation that the use of the Database by Licensee infringes any copyright of any third party, unless such allegation arises from (i) the combination or use of the Database or the information contained therein or derived therefrom with any software, data, information or materials not furnished by Licensor hereunder,
          (ii) the use of the Database or the information contained therein or derived therefrom other than as permitted hereunder, or (iii) any modifications to the Database or the information contained therein or derived therefrom by any individual or entity other than Licensor. If any such claim or proceeding arises, Licensee shall provide written notice to Licensor in a timely manner after it receives actual notice of its existence and shall cooperate fully with Licensor in the defense of any such allegation. Licensor shall have the right, at its expense, to employ counsel reasonably acceptable to Licensee to defend the claim, and to compromise, settle or otherwise dispose of the claim; provided, however, that no compromise or settlement of any claim admitting liability of or imposing duties or restrictions upon Licensee may be effected without the prior written consent of Licensee. Licensee will cooperate in any such action by making available to Licensor, at Licensee's expense, books or records reasonably necessary for the defense of the claim or proceeding.

     b. If the Database or any portion thereof becomes or, in Licensee's opinion, is likely to become, the subject of any claim or action that it violates the intellectual property rights of another person or entity, then Licensor may, in its sole discretion and at its expense,
          (i) procure the right for Licensee to continue using the Database;
          (ii) modify the Database to render it non-infringing; or (iii) replace the Database or any portion thereof with equally suitable, functionally equivalent non-infringing data. If none of the foregoing is commercially practicable, Licensor may terminate this Agreement without liability to Licensor.

     c. THE FOREGOING CONSITUTES LICENSOR'S TOTAL LIABILITY WITH RESPECT TO ANY CLAIM AGAINST LICENSEE, ITS AFFILIATES AND ITS AND THEIR RESPECTIVE EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS FOR INTELLECTUAL PROPERTY INFRINGEMENT RELATING TO THE DATABASE.


10. Disclaimer of Warranty. THE DATABASE IS LICENSED HEREUNDER ON AN "AS IS, AS AVAILABLE" BASIS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE DATABASE OR THE INFORMATION CONTAINED THEREIN OR DERIVED THEREFROM, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES REGARDING QUALITY, CORRECTNESS, COMPLETENESS, COMPREHENSIVENESS, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF THE DATABASE OR THE INFORMATION CONTAINED THEREIN OR DERIVED THEREFROM, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. LICENSOR AND LICENSEE HEREBY AGREE THAT THE OBLIGATIONS OF LICENSOR TO LICENSEE ARE RELATED TO SERVICES PROVIDED BY LICENSOR, AND THAT THIS AGREEMENT IS A SERVICE AGREEMENT FOR THE PURPOSES OF THE UNIFORM COMMERCIAL CODE OF ANY APPLICABLE JURISDICTION (THE "UCC") AND THE PROVISIONS OF THE UCC SHALL NOT APPLY TO THIS AGREEMENT.


11. Exclusion of Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL LICENSOR, ITS AFFILIATES OR ANY OF ITS OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES OR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Limitation of Liability. LICENSOR'S CUMULATIVE LIABILITY FOR ALL LOSSES RELATING TO OR ARISING IN CONNECTION WITH THIS AGREEMENT, THE DATABASE OR THE INFORMATION CONTAINED THEREIN OR DERIVED THEREFROM SHALL NOT UNDER ANY CIRCUMSTANCES OR IN ANY EVENT EXCEED THE LICENSE FEE ACTUALLY PAID TO LICENSOR HEREUNDER DURING THE TWELVE MONTHS PRECEDING THE EARLIEST EVENT GIVING RISE TO SUCH LIABILITY.


13. Confidentiality. The Database provided hereunder is to be stored and used by Licensee in such manner that the use of and access thereto is limited as contemplated in this Agreement. Licensee shall treat this Agreement, the Database and the information contained therein as strictly confidential and shall not, unless specifically permitted hereunder or otherwise agreed to in writing by Licensor, disclose to any individual or entity any information regarding this Agreement or the Database, including, but not limited to, the terms and conditions contained herein, the Data Elements and the configuration of the Database. In addition, Licensee agrees (i) to disclose, or provide access to, the Database and the information contained therein only to Licensee's officers and employees who have a "need-to-know" in order for Licensee to perform its obligations under this Agreement, (ii) to cause Licensee's officers and employees to execute appropriate confidentiality or non-disclosure agreements with respect to the Database and the information contained therein, and (iii) that Licensee shall in any event be responsible for any breach of this Agreement by Licensee's officers and employees. Upon termination or expiration of this Agreement, Licensee shall, at Licensee's option, either return to Licensor, or destroy, all copies of the Database in its possession, together with all excerpts of, or extracts from, the Database, and shall deliver to Licensor a certificate executed by a senior officer of Licensee attesting to such return or destruction.


14. Title to Database. Licensee acknowledges that Licensor has expended considerable time, effort and funds to compile the Database and Licensee agrees that, as between Licensor and Licensee, all right, title, and interest in and to the Database and all information contained therein, including all copyrights and other intellectual property inherent therein, or appurtenant thereto, are, and at all times shall remain, the sole and exclusive property of Licensor. Except for the License, nothing contained in this Agreement shall confer any right, title or interest in the Database or any information contained therein and no other license is granted to Licensee hereunder, whether by estoppel or otherwise. To the extent Licensee acquires any rights to the Database or any information contained therein, Licensee agrees to execute, and to cause its employees and agents to execute, any assignment agreements or other instruments assigning, transferring and conveying all right, title and interest in and to the Database and the information contained therein, including copyrights and other intellectual property, to Licensor.

15. Assignment. Neither this Agreement nor the License granted hereunder may be assigned, in whole or in part, by Licensee without the prior written consent of the Licensor. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties, and their permitted successors and assigns hereto, any rights or remedies under or by reason of this Agreement unless so stated to the contrary. Licensee's right to use the Database and the information contained therein, is personal to, and non-assignable by, Licensee.

16. Taxes. Licensee shall pay all taxes (excluding those based upon Licensor's income), fees and assessments now or hereafter imposed by any governmental authority with respect to the License.


17. Audit. Licensee shall maintain current, accurate and complete books and records regarding the Database and the use thereof during the Term and for a minimum of six (6) years following termination or expiration of this Agreement. At any time during the Term, and thereafter for a period of three (3) years, Licensor or its designees may examine, inspect and audit such books and records and any source documents pertaining thereto for the purpose of verifying Licensee's compliance with this Agreement. Such examination, inspection or audit shall take place during normal business hours upon not less than two (2) days' prior notice. Licensor may, during the course of such audit, make such copies and extracts of Licensee's books and records as Licensor may deem appropriate to the extent they relate to the Database, use thereof, calculation of the License Fee or compliance with this Agreement. Licensee agrees to fully cooperate, and cause its employees and agents to fully cooperate, with Licensor and/or its designees in the conduct of such audit. In the event that after such audit, Licensor disputes any calculation of the License Fee (the "Disputed Amount") previously made by Licensee, Licensor shall deliver a written notice of such dispute to Licensee (the "Dispute Notice"). If Licensor and Licensee are unable to resolve such dispute within thirty (30) days following the delivery of the Dispute Notice, Licensor and Licensee shall immediately submit the dispute for resolution to a nationally recognized public accounting firm to be mutually agreed upon by Licensor and Licensee (the "Accounting Firm"). In connection with the resolution of any such dispute, the Accounting Firm shall have reasonable access during normal business hours to all of Licensee's books, records, facilities and personnel reasonably necessary to perform its functions hereunder. The decision of the Accounting Firm with respect to any such dispute shall be final, conclusive and binding upon the parties. If the Accounting Firm determines that Licensee's calculation of the License Fee is understated, then Licensee shall pay to Licensor such understated amount (the "Adjusted-Amount-') within fifteen (15) days of the Accounting Firm's determination. If the Accounting Firm determines that Licensee's calculation of the License Fee is understated by more than the lesser of (i) $5,000 and (ii) five percent (5%) of the Disputed Amount, then, in, addition to the Adjusted Amount, Licensee shall pay the entire cost of the Accounting Firm's engagement and the costs of Licensee's inspection of the books and records of Licensee simultaneously with the payment of the Adjusted Amount. If the Accounting Firm determines that Licensee's calculation of License Fee is understated by more than the lesser of
(i) $10,000 and (ii) ten percent (10%) of the Disputed Amount, then (x) Licensee shall pay to Licensor, in addition to the Adjusted Amount, a penalty equal to ten (10) times the Adjusted Amount along with the costs and expenses set forth in the preceding sentence. In all other events, the cost of the Accounting Firm's engagement and the costs of Licensor' inspection of the books and records of Licensee shall be borne by Licensor. Nothing in this Section 17 will be construed as prohibiting Licensor from pursuing any other remedies available to it for any breach of this Agreement, including the recovery of money damages.


18. Uncontrollable Events. Licensor shall not be responsible, liable or deemed in breach or default hereof for any cessation or delay in the performance of any of its obligations hereunder due to causes beyond its control including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, acts of God, equipment or system failure or changes in any federal, state or local laws, rules, regulations or ordinances (or the interpretation thereof by Licensor).


19. Independent Contractors. The relationship of Licensor to Licensee shall be solely that of an independent contractor. Licensor and Licensee acknowledge and agree that neither Licensor nor Licensee is an agent, partner or joint venturer of the other. Neither Licensor nor Licensee shall have or hold itself out as having the right or authority to assume or create any obligation or responsibility, whether expressed or implied, on behalf of or in the name of the other party, except with the express written consent of the other party.


20. Notices. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been duly delivered (i) on the date of personal delivery, (ii) three (3) days after mailing, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iii) on the date of delivery, if sent by an overnight delivery service, in each case to the following addresses:

                    To Licensor:
                    ------------
                    Hogan Information Services Co.
                    c/o Dolan Media Company
                    650 Third Avenue South, Suite 1650
                    Minneapolis, MN 55402
                    Attention: President


                    To Licensee:
                    ------------
                    LocatePlus.com, Inc.
                    144 Cummings Center, Suite 235M
                    Beverly, MA 01915
                    Attention: Jon Latorella


Either party may at any time give notice in writing to the other party of any change of address.

21. Survival. The following shall survive the expiration or earlier termination of this Agreement: (i) each party's accrued rights and obligations (including, without limitation, Licensee's obligation to pay all accrued License Fees) as of the date of expiration or termination, (ii) Sections 6-14, 16, 17, and 20-30, and (iii) any other provision of this Agreement which is expressly or by implication intended to come into force or continue in force on or after the expiration or earlier termination of this Agreement.

22. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof.

23. Equitable Remedies. Licensee acknowledges and agrees that irreparable injury will result to Licensor if Licensee breaches any of the terms and conditions of this Agreement and that, in the event of any such actual or threatened breach, Licensor will have no adequate remedy at law. Licensee accordingly agrees that, in the event of any actual or threatened breach by Licensee of any of the terms and conditions of this Agreement, Licensor will be entitled to immediate injunctive and other equitable relief, without the posting of a bond or other security and without the necessity of showing actual monetary damages. Nothing in this Section 23 will be construed as prohibiting Licensor from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of money damages.

24. Complete Agreement. This Agreement constitutes the sole and exclusive statement of the terms and conditions relating to the subject matter hereof and supersedes all prior or contemporaneous oral and written statements of any kind whatsoever made by the parties hereto with respect to such subject matter.

25. Counterparts. This Agreement may be executed in two counterparts, including facsimile counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


26. Amendment. No modification or amendment of this Agreement shall be binding on the parties hereto unless agreed to in writing referring specifically to this Agreement and signed by the duly authorized representatives of both of the parties.

27. Waiver. None of the remedies provided for in this Agreement is intended to be exclusive, and each party shall have available all other remedies now or hereinafter existing at law or in equity or by statute or otherwise. The delay or failure of either party hereto to force any of its rights hereunder shall not act as a waiver of any such right. No waiver shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of such waiver is sought, nor shall the waiver of any breach hereunder be deemed a waiver of any subsequent breach of that or any other provision.

28. Successors Bound. This Agreement shall inure to the benefit of and be binding upon the parties' respective successors and assigns.

29. Headings. Paragraph headings used in this Agreement are for convenience of reference only, are not part of this Agreement, and shall not be used in interpreting it,

30. Other. Where appropriate, singular terms used in this Agreement include the plural, and pronouns of one gender include all genders,

     IN WITNESS WHEREOF, each party hereto has caused this Database License Agreement to be executed by its duly authorized representative as of the date first written above.


LICENSEE:                                         LICENSOR:

LOCATEPLUS.COM, INC.                              HOGAN INFORMATION SERVICES CO.

By: /s/ Jon Latorella                             By: /s/ Patrick E. Cline
    ------------------------------                    -------------------------
Name: Jon Latorella                               Name: Patrick E. Cline
Title: President & CEO                            Title: EVP





























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

                                   SCHEDULE A




      [CONFIDENTIAL TREATMENT REQUESTED BY LOCATEPLUS HOLDINGS CORPORATION]
























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